Exhibit 5.1

1850 North Central Ave., Suite 1400
Phoenix, AZ 85004
Telephone: (602) 285-5000
Facsimile: (844) 670-6009
http://www.dickinsonwright.com

September 4, 2024

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

Ladies and Gentlemen:

We have acted as counsel to Enveric Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the investor listed therein, from time to time pursuant to Rule 415 of the Securities Act as set forth in the Registration Statement, of 4,900,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) that have been or may be issued to Lincoln Park Capital Fund, LLC (the “Investor”) pursuant to the Purchase Agreement dated as of November 3, 2023 (the “Purchase Agreement”), by and between the Company and the Investor. The Shares may be issued to the Selling Stockholder from time to time hereafter pursuant to the Purchase Agreement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Dickinson Wright PLLC

September 4, 2024

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law and, when the Shares are delivered and paid for in accordance with the terms of the Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Purchase Agreement or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

This opinion is limited in all respects to matters arising under the Delaware General Corporation Law. Our review of matters arising under the Delaware General Corporation Law has been limited to a review of the text of the Delaware General Corporation Law as set forth at 8 Del C. chapter 1, which is stated to include all acts effective as of August 12, 2024, in each case without regard to any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations thereof or any other review of the laws of the State of Delaware. We assume that such publication accurately sets forth the provisions of the Delaware General Corporation Law as in effect on the date hereof. We disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise or any fact or circumstance changes that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein. We express no opinion with respect to the law of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement filed with the SEC on the date hereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Securities Act.

Very truly yours,

Dickinson Wright PLLC